UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)       March 12, 2008
THE PROGRESSIVE CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	1-9518	34-0963169

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6300 Wilson Mills Road, Mayfield Village, Ohio	44143

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code     440-461-5000
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(c) On March 12, 2008, The Progressive Corporation announced that Susan Patricia Griffith has been appointed as the President of the Company’s Claims Group, reporting to Glenn M. Renwick, President and CEO. Mrs. Griffith does not have an employment agreement with the Company. Her compensation will be determined under the Company’s plans and policies for executive officers, as described in more detail in our Proxy Statement dated March 7, 2008. A copy of the Company’s press release announcing Mrs. Griffith’s appointment and including additional information concerning her background is attached hereto as Exhibit 99.1.

Item 7.01	Regulation FD Disclosure.
On March 12, 2008, the Company issued a news release containing financial results for the Company and its subsidiaries for the month of, and year-to-date period ended, February 2008. A copy of the news release is attached hereto as Exhibit 99.2.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits
See exhibit index on page 4.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: March 12, 2008

THE PROGRESSIVE CORPORATION
By:	/s/ Jeffrey W. Basch
	Name:	Jeffrey W. Basch
	Title:	Vice President and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Form 8-K
Under Reg.	Exhibit
S-K Item 601	No.	Description

(99)	99.1	News release dated March 12, 2008, announcing the appointment of Susan Patricia Griffith as the Claims Group President of The Progressive Corporation.

(99)	99.2	News release dated March 12, 2008, containing financial results of The Progressive Corporation and its subsidiaries for the month of, and year-to-date period ended, February 2008.